State of Delaware
Secretary of State
Division of Corporations
Delivered 09:04 AM 09/12/2012
FILED 08:22 AM 09/12/2012
SRV 121021353 - 5211378 FILE

# CERTIFICATE OF FORMATION
# OF
# PALOMA PARTNERS III, LLC

1. The name of the limited liability company is Paloma Partners III, LLC (the "**Company**").

2. The registered office of the Company in the State of Delaware is located at 1675 South State Street, Suite B, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

3. The name and address of the organizer of the Company is as follows:

| Name | Address |
|---|---|
| Sarah E. McLean | 333 Clay Street, Suite 3300<br>Houston, Texas 77002 |

THE UNDERSIGNED, being the organizer hereinbefore named, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, does hereby make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and, accordingly, has hereunto set her hand this 12th day of September, 2012.

Sarah E. McLean, Organizer